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                                                                  Exhibit 10(vi)


                                  May 31, 2001

Patricia Wilson, Esq.
General Counsel
National Data Corporation
Two National Data Plaza
Atlanta, Georgia 30329

     RE:  Amendment to Services Agreement (Batch Processing)

Dear Pat:

     Reference is hereby made to that certain Services Agreement (Batch Processing), dated as of January 31, 2001 (the "Agreement"), by and between Global Payments Inc. ("Global") and National Data Corporation ("NDC") that was executed in connection with the Global spin-off transaction. Pursuant to the Agreement, Global agreed to provide certain batch processing services on behalf of NDC until such time as the parties were able to separate the batch processing capabilities of the Unisys computers that supported both the NDC health business and the Global electronic transaction processing business. The original term of the Agreement expired on May 31, 2001, but the parties desire to continue the existing arrangement for the foreseeable future subject to the following amendments to the Agreement.

     In order to continue the term of the Agreement, the parties have agreed to amend and restate Section 4.02 of the Agreement in its entirety to read as follows:

     Upon the expiration of the Initial Term, this Agreement will automatically be renewed for two (2) successive one (1) year terms (each, a "Renewal Term", and together with the Initial Term, collectively referred to as the "Term"), unless the Recipient gives written notice of non-renewal to the Provider at least thirty (30) days prior to the expiration of the then current Term. It is understood and agreed by the parties hereto that the final Renewal Term (unless earlier terminated) will expire on May 31, 2003.

The parties have also agreed to amend and restate Section 4.04(a) of the Agreement in its entirety to read as follows:

     (a)  By Recipient for Convenience

     Recipient may terminate this Agreement for convenience, in whole or in part, by giving the Provider at least ninety (90) days prior written notice of termination.
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       Finally, the parties have agreed to amend and restate "Addendum II -
Allocation of Costs" in its entirety, so that it now reads as provided in Exhibit A attached to this letter.
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       Other than as expressly provided above, the Agreement shall remain in full force and effect.

       Please indicate your acceptance to the foregoing amendment to the Agreement by acknowledging this letter in the space provided below.

                                             Sincerely yours,
                                             /s/ Suellyn P. Tornay
                                             Suellyn P. Tornay
                                             General Counsel


Acknowledged and Agreed to:


By:    /s/ Patricia A. Wilson
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Name:  Patricia A. Wilson
     ------------------------
Title: General Counsel
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Date:  May 31, 2001
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                                   EXHIBIT A
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                       Addendum II--Allocation of Costs
                       --------------------------------

     Recipient will pay monthly fees to Provider for the Services. The Fees will be based on the allocated cost of the Services.

     As of June 1, 2001, Provider has estimated that the Services will have an allocated monthly cost of $24,436.50, calculated as follows:

     Provider estimates that the following personnel time will be required to provide the Services: (i) thirty minutes of manpower per day for print time,
(ii) one hour of manpower per day for batch run set-up, (iii) three hours of manpower per day for tape handling, (iv) two hours of manpower per day for offsite handling, (v) thirty minutes of manpower per day for customer support and (vi) two hours of manpower per day for system operations, for an estimated monthly allocated cost of $10,800.00.

     Provider estimates that (i) it will print an estimated 13,500 daily claims processing print files (HC/RX) per month; (ii) print an estimated 2,000 weekly Customer Profile System files per month for an estimated monthly allocated cost of $297.00

     Provider estimates that the estimated time requirement by Provider to conduct all of the above batch runs is 14 hours per month, for an allocated monthly cost of $10,150.00.

     Provider estimates that Recipient will require an estimated 6,604 Tandem backup tapes annually and an estimated 5,034 Unisys backup tapes annually, for an allocated monthly cost of $970.00.

     Provider estimates that Recipient will require (i) off-site storage for 225 total Tandem back-up tapes; (ii) [off-site] storage for 3,960 total generic daily tapes, and (iii) [off-site] storage for twelve cases of VAX/CLINIX backup tapes, for an estimated fee to an outside vendor of $2,152.50 for such offsite storage.

     The parties acknowledge that the Services provided by the Provider under the Agreement will likely be terminated by the Recipient in phases over time and that the monthly allocated costs under the Agreement and this Addendum will be correspondingly reduced as such Services are no longer provided hereunder.